UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2019

Intellicheck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50296	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Broad Hollow Road, Suite B51, Melville, NY 11747

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2019 Intellicheck, Inc. (the “Company”) held its Annual Stockholders Meeting (the “Annual Meeting”) at the offices of K&L Gates LLP located at 599 Lexington Avenue, Floor 32, New York, NY 10022.

At the Annual Meeting, the Company’s stockholders: (i) elected Lieutenant General Emil R. Bedard, Jack A. Davis, William P. Georges, Amelia L. Ruzzo, Guy L. Smith and David E. Ullman to serve as directors for one-year terms or until their respective successors have been duly elected and qualified; (ii) approved an amendment to the Company’s 2015 Omnibus Incentive Plan increasing the total number of shares of Common Stock available for issuance by 500,000 from 3,000,000 to 3,500,000; (iii) ratified the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019; and (iv) approved the frequency of future advisory votes to approve of executive compensation for one year.

The following tables show the number of votes cast for or against and the number of abstentions with respect to each matter, as applicable:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes
Lieutenant General Emil R. Bedard	7,702,638	761,872	5,323,259
Jack A. Davis	7,702,103	762,407	5,323,259
William P. Georges	7,701,638	762,872	5,323,259
Amelia L. Ruzzo	7,707,563	756,947	5,323,259
Guy L. Smith	8,391,223	73,287	5,323,259
David E. Ullman	8,396,323	68,187	5,323,259

2.	Approve an amendment to the Intellicheck, Inc., 2015 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
8,167,913	239,931	56,666	5,323,259

3.	Ratify the appointment of EisnerAmper, LLP as the Company’s independent public accountants for the 2019 fiscal year:

For	Against	Abstain
13,742,070	18,464	27,235

4.	Approve the frequency of future advisory votes to approve of executive compensation for one year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
7,270,850	12,074	45,485	31,278	6,428,082

Based on the foregoing, the Company will hold advisory votes to approve executive compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 10, 2019	INTELLICHECK, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer